                                                                  Exhibit 10.2.4
                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of
                                          ---------
___________, 199_, between Signature Resorts, Inc., a Maryland corporation (the "Company"), and John R. Stevens (the "Executive").
 -------                              ---------

     WHEREAS, the Executive has been a key employee of AVCOM International, Inc. ("AVCOM") and possesses an intimate knowledge of the business affairs of AVCOM;

     WHEREAS, the Company and AVCOM have previously entered into an Agreement and Plan of Merger dated September 22, 1996, as amended, pursuant to which AVCOM has merged with a wholly owned subsidiary of the Company (the "Merger Agreement"); and

     WHEREAS, as a condition to the closing of the transactions contemplated in the Merger Agreement, the Company and Executive have agreed to enter into this Employment Agreement; and

     WHEREAS, the Company recognizes the Executive's contribution to the operations of AVCOM and to the future growth and success of the AVCOM operations as part of the Company and the Company desires to assure the continued benefits of Executive's expertise and knowledge. The Executive, in turn, desires to engage full time employment with the Company on the terms provided herein, and in consideration for such employment and the transaction described in the Merger Agreement, the Executive is desirous of agreeing to certain covenants of confidentiality, non-solicitation, and non-competition.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agrees as follows:

     1.   Employment.  The Company hereby agrees to employ the Executive, and
          ----------
the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein effective as of the date first written above (the "Effective Date").

     2.   Term.
          ----

          (a) New Agreement.  The employment of the Executive by the Company as
              -------------
provided in Section 1 will commence on the Effective Date and will terminate at 12:01 a.m. three years after the Effective Date (the "Expiration Date") unless
                                                      ---------------
automatically extended or sooner terminated as hereinafter provided (such period, the "Employment Period"). Unless terminated by the Executive or the
             -----------------
Company prior to the commencement of the thirty-fourth month after the Effective Date, the Company shall notify the Executive with written notice as to whether the Company intends to further renew or extend the Agreement (including proposals for such further renewal which the Executive may accept, reject or negotiate, at his discretion).

          (b) Termination of Previous Agreement.  Executive acknowledges that
              ---------------------------------
all prior employment arrangements between Executive and AVCOM or any of its affiliates, including, but not limited to, an Employment Agreement between Executive and American Vacation Company, dated August 8, 1993 and subsequently amended, are hereby terminated and Executive releases the Company from any liability under any previous agreements, and affirms and states that there are no claims (known or unknown) under such agreements held by Executive.

     3.   Position, Duties and Responsibilities.
          -------------------------------------

          (a) Position.  The Executive hereby agrees to serve as
              --------
Director of Marketing and New Products of AVCOM International, Inc., a subsidiary of the Company. The Executive shall devote his best efforts and substantially full business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board of Directors of the Company (the "Board"). The Company shall retain full direction and control of the means and methods by which the Executive performs his services thereto. Both the Executive and the Company agree that the nature and scope of the Executive's responsibility and authority will be consistent with being an employee of a subsidiary of a public company, as described in more detail herein. The specific responsibilities and duties that the Executive would have will be formulated and by the Executive and the Company during the period between the date of this Agreement and the Effective Date.

          (b) Other Activities.  Except with the prior written approval of the
              ----------------
Board (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, (ii) serve on the board of directors or similar body of any other business entity (except as otherwise set forth below), or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted (i) to undertake the activities set forth in Section 8 and (ii) to make any other passive personal investment that is not in a business activity that is directly or indirectly competitive with the Company.

     4.   Compensation and Related Matters.
          --------------------------------

          (a) Salary.  During the Employment Period, the Company shall pay the
              ------
Executive a salary of not less than $225,000 during the first full year and at such salary as determined by the Compensation Committee of the Board during the second and subsequent years of the Executive's employment with the Company. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as
         ----
income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year and increase consistent with the standard practices of the Company.

          (b) Business Expenses.  The Company shall reimburse the Executive in
              -----------------
connection with the conduct of the Company's business upon presentation of sufficient evidence of such expenditures consistent with the Company's policies as in place from time to time. Such benefits are all subject to change in the Company's sole and absolute discretion.

          (c) Other Benefits.  (i) The Executive shall be entitled to
              --------------
participate in or receive health, welfare, life insurance, long-term disability insurance, bonus plan and similar benefits as the Company provides generally from time to time to its executives. Currently, those benefits include a Company paid participation for the Executive only in (i) an HMO (with the right to upgrade to a PPO health provider at the Executive's expense in accordance with the terms of our agreement with our current carrier, Blue Shield) and (ii) an HMO dental provider (with the right to upgrade to a PPO dental provider at the Executive's expense in accordance with the terms of our agreement with our current carrier). There is a waiting period on the effectiveness of the Executive's medical coverage which may be as long as 90 days after commencement of the Executive's employment with the Company. During this waiting period, the Company's health plan would not cover the Executive. However, the Company has agreed to cover the Executive's COBRA costs to maintain the Executive's current health coverage for this three month waiting period, subject to a maximum contribution by the Company each month equal to what the Company would have paid on behalf of the Executive for health coverage had he been an employee of the Company eligible for the Company's plan during this three month period. In addition, the Executive will be able to participate at the Executive's own expense in any life and disability policies available for purchase, in accordance with the terms of the Company's plan with its carrier, and in the Company 401K retirement plan. The cost of any medical or dental or other insurance benefits selected by the Executive in excess of the benefits provided by the Company for either the Executive or the Executive's dependents will be paid by the Executive personally from payroll deductions.

          (ii) The Company acknowledges that, simultaneously with the execution of this Agreement, it will execute an option agreement substantially in the form attached as Exhibit "A" hereto (the "Option Agreement") and will institute and
            -----------
grant the Executive benefits under the Signature Resorts, Inc. "1996 Equity Participation Plan" (the "Option Plan"). In the event that the Board and the
                          -----------
shareholders of the Company later approve amendments to the Option Plan which would expand the number of shares included therein, to the extent that there are additional options available to award in excess of any prior awards of options in excess of the number of options then available under the Option Plan, the Board would consider the Executive for additional grants of options under the Option Plan based on the Executive's contributions to the Company on the same basis that other senior executives (including, without limitation, the Principals and the Executive Vice President of the Company) are so considered by the Board for such subsequent option grants. Except as otherwise set forth in this Section 4 and except with respect to the Company's obligations under this Agreement with respect to the Option Agreement and the Option Plan, nothing herein is intended, or shall be construed to require the Company to institute or continue any, or any particular, plan or benefits.

          (d) Merit Bonus.  The Board of Directors, or the Compensation
              -----------
Committee of the Board have established, and shall monitor and oversee an incentive bonus program for the Executive which has definitive and specific hurdles and performance standards which, if achieved in the aggregate, would result in the Executive receiving bonus compensation of $175,000 during the applicable fiscal year, more specifically described as follows:

          (i)  Attached as Exhibit "B" are the consolidated revenue, expense and
                           -----------
net pre-tax profits projections prepared in accordance with generally accepted accounting principles by the Executive for the 1997 and 1998 calendar years of AVCOM.

          (ii) The Company and the Executive have agreed to tie the Executive's incentive bonus to the achievement of the revenue and net pre-tax profit projections contained in Exhibit "B". In connection with the merger of AVCOM
                         -----------
and a subsidiary of the Company, there will be some integration of the operations of AVCOM and the Company to promote efficiency and increase profitability. For purposes of calculating the Executive's incentive bonus for the 1997 and 1998 fiscal years, the Company and the Executive agree to work together to formulate a reasonable measure of the profitability of AVCOM for these periods as though the merger had not occurred.

          (iii) In the event that the 1997 AVCOM calendar year consolidated net revenues and pre-tax net profits, as determined by the Company in the exercise of its good faith business judgment, are (a) 80% or more of the amounts set forth in Exhibit "B", the Executive shall receive a $50,000
                     -----------
incentive bonus for such year; (b) 90% or more of the amounts set forth in

Exhibit "B", the Executive shall receive an additional $50,000 incentive bonus
-----------
for such year (for a total of a $100,000 incentive bonus for such year); or (c) 100% or more of the amounts set forth in Exhibit "B", the Executive shall
                                         -----------
receive an additional $75,000 incentive bonus for such year (for a total of a $175,000 incentive bonus for such year).

          (iv) In the event that the 1998 AVCOM calendar year consolidated net revenues and pre-tax net profits, as determined by the Company in the exercise of its good faith business judgment, are (a) 80% or more of the amounts set forth in Exhibit "B", the Executive shall receive a $50,000 incentive bonus for
         -----------
such year; (b) 90% or more of the amounts set forth in Exhibit "B", the
                                                       -----------
Executive shall receive an additional $50,000 incentive bonus for such year (for a total of a $100,000 incentive bonus for such year); or (c) 100% or more of the amounts set forth in Exhibit "B", the Executive shall receive an additional
                     -----------
$75,000 incentive bonus for such year (for a total of a $175,000 incentive bonus for such year).

          (v) In the event that the Executive is not employed for the entire calendar year in either 1997 or 1998 due to a termination of employment as a result of death or disability, the Executive's incentive bonus compensation would be prorated at the end of the year based upon the incentive bonus compensation that would have been due for the entire year for the period of time during such calendar year of the Executive's employment with the Company. If Executive's employment is terminated for any other reason during a calendar year, no amount described in this Section 4(d) shall be due or payable.

          (vi) For calendar years after 1998 during which this Agreement is in effect, the Compensation Committee of the Board will monitor and review this program as necessary to reflect the Executive's contributions to the Company. The award of the merit bonus will be based primarily on two criteria. The first will be the nature of the Executive's performance in excess of the high level of reasonably achievable performance which the Company requires of all of its employees, including the quality and level of the Executive's performance; the achievement by the Executive of the reasonably achievable performance standards specified in the Executive's incentive bonus compensation plan; and the value which the Executive has contributed to or created for the Company. The second will be based on the overall profitability, level of increased profitability and success in each of the Company's activities in which the Executive has been materially involved, as well as the overall financial performance of the Company and its publicly-traded stock.

          (vii) For extraordinary performance by the Executive in any calendar year, the Compensation Committee of the Board may, in its sole and absolute discretion, consider the Executive for the receipt of an additional incentive bonus in excess of the specified incentive bonus plan outlined above.

          (e) Fringe Benefits.  The Executive will be entitled to fringe
              ---------------
benefits as may be determined or granted from time-to-time by the Board.

          (f) Vacation.  The Executive shall be entitled to four vacation weeks
              --------
(20 days) in each calendar year on a pro-rated basis. The Executive will be entitled to all Company holidays.

          (g) Performance Reviews.  At the end of each fiscal year, the Company
              -------------------
(through the Compensation Committee of the Board) will review the Executive's job performance and will provide the Executive a written review of the Executive's job performance during the prior year and implement any Company determined revisions to the Executive's base salary, the Executive's merit bonus, the Executive's prospective incentive compensation package (including the Executive's participation in the Option Plan), the Executive's title and/or the Executive's responsibility at the Company; provided, however, that during the initial term of this Agreement, none of such revisions shall be less financially beneficial to the Executive than those financial terms and conditions of employment for the Executive (e.g., salary, merit bonus, etc.) which are set forth in this Agreement.

     5.   Termination.  The Executive's employment hereunder shall be, or may
          -----------
be, as the case may be, terminated under the following circumstances:

          (a) Death.  The Executive's employment hereunder shall terminate upon
              -----
his death.

          (b) Disability.  The Executive's employment hereunder shall terminate
              ----------
on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than 120 days during any 180-day period.

          (c) Cause.  The Company may terminate the Executive's employment
              -----
hereunder for "Cause."  Cause shall mean (i) Employee's material breach of any
               -----
of the terms of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, or (iii) his gross negligence, willful misconduct or fraud in the performance of his duties hereunder.

          (d) Employment-At-Will/Termination for Any Reason.  Notwithstanding
              ---------------------------------------------
the term of this Agreement having a duration of three years and Sections 2 and 4 hereof referring to extensions of this Agreement and the annual salary to be paid to the Executive during his employment with the Company, nothing in this Agreement should be construed as to confer any right of the Executive to be employed by the Company for a fixed or definite term. Subject to Section 6 hereof, the Executive hereby agrees that the Company may dismiss him under this
Section 5(d) without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, including Sections 2 and 4, the Executive's employment with the Company is not for any specified term, is at will and may be terminated by the Company at any time by delivery of a notice of termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

          (e) Voluntary Resignation.  The Executive may voluntarily resign his
              ---------------------
position and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "Notice of Resignation").
                                                        ---------------------
The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be at
                -------------------
least ten (10) days and no more than thirty (30) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon thirty (30) days written notice to the Executive.

          (f) Notice.  Any termination of the Executive's employment by the
              ------
Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice
                                   ---------------------
that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (g) "Date of Termination" shall mean (i) if the Executive's employment
               -------------------
is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(b), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(c) above, or without Cause by the Company pursuant to subsection 5(d) above, the date specified in the Notice of Termination and (iv) if the Executive voluntarily resigns pursuant to subsection 5(e) above, the date of the Notice of Resignation.

          (h)  Termination Obligations.
               -----------------------

               (i) The Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal property" includes, without limitation, all
                          -----------------
     books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

               (ii) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

               (iii) The representations and warranties contained herein and the Executive's obligations under Sections 5(h), 7, 8, 9 and 15 through 18 shall survive termination of the Employment Period and the expiration of this Agreement.

          (i) Release.  In exchange for the Company entering into the Agreement,
              -------
the Executive agrees that, at the time of his resignation or termination from the Company, he will execute a release acceptable to the Company of all liability of the Company and its officers, shareholders, employees and directors to the Executive in connection with or arising out of his employment with the Company, except with respect to any then-vested rights under the Company's Option Plan and except with respect to any Severance Payments which may be payable to him under the terms of the Agreement. Nothing herein shall modify Employee's mediation and other rights under this Agreement.

     6.   Compensation Upon Termination.
          -----------------------------

          (a) Death.  If the Executive's employment shall be terminated pursuant
              -----
to Section 5(a), the Company shall pay to the personal representative of the Executive monthly the Executive's base salary payable pursuant to Section 4(a) and one-twelfth of any bonus payable pursuant to Section 4(d) at the most recent annual amount received, or entitled to be received, by the Executive (the "Severance Payment") for a period of two years following the Date of Termination. At the Executive's own expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (b) Disability.  If the Executive's employment shall be terminated by
              ----------
reason of disability pursuant to Section 5(c), the Executive shall receive the Severance Payment for the lesser of two years or the duration of such disability; provided that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (c) Cause.  If the Executive's employment shall be terminated for
              -----
Cause pursuant to Section 5(c) hereof, the Company shall pay the Executive, within sixty (60) days of the Date of Termination, his salary and any bonus then payable pursuant to Section 4(d)) through the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (d) Other Terminations by the Company.  If the Company shall terminate
              ---------------------------------
the Executive's employment without cause pursuant to Section 5(d) hereof, the Company shall pay the Executive the Severance Payment for a period of the greater of the balance of the term of this Agreement or two (2) years from the Date of Termination. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (e) Voluntary Resignation.  If the Executive terminates his employment
              ---------------------
with the Company pursuant to Section 5(g) hereof for "Good Cause", the Company shall pay the Executive the Severance Payment for a period of the greater of the balance of the term of this Agreement or two (2) years from the Date of Resignation. If the Executive terminates his employment with the Company pursuant to Section 5(g) hereof without "Good Cause," the Company shall have no obligation to compensate the Executive following the Date of Resignation. In any event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

          For purposes of this Agreement, "Good Cause" shall mean, without the express written consent of the Executive, the occurrence of any of the following events unless such events are substantially corrected within 30 days following written notification by the Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

          (i) Any material alteration, reduction or diminution in the duties, responsibilities or compensation of the Executive;

          (ii) a material breach by the Company of any provision of this Agreement; and

          (iii)  the occurrence of a "Change in Control."

          As used in this Agreement, "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than any of Osamu Kaneko, Andrew J. Gessow and Steven C. Kenninger or their affiliates (the "Principals"), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of the total outstanding voting stock of the Company on a fully diluted basis or (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than the Principals, becomes the beneficial owner (as defined above), directly or indirectly, of more than 50% of the total voting power of the total outstanding voting stock of the Company.

          The Executive understands that any voluntary resignation by him as a result of any personal or family reasons not otherwise set forth in this Section 6(e) shall not constitute "Good Cause."

          (f) The Company will be entitled to offset and reduce each month the amount of the monthly Severance Payment otherwise payable to the Executive hereunder by seventy-five percent (75%) of the amount of the Executive's prior month's earnings (if any) from post-Company employment (including both salary, bonus and other cash or cash equivalent compensation) at a subsequent employer or in connection with any consulting practice or other self-employment or venture founded by the Executive.

          (g) In the event of any Termination pursuant to Section 5, the Executive shall be entitled to retain any and all options to purchase capital stock of the Company granted to the Executive pursuant to the terms and conditions of the Option Agreement attached as Exhibit "A" hereto that have
                                               -----------
vested as of the date of such Termination.

          (h) Any Severance Payment made pursuant to this Section 6 shall be payable in equal monthly installments over the required duration set forth in Sections 6(a) through 6(e).

          (i) The continuing obligation of the Company to make the Severance Payment to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 7 and 8 of this Agreement following termination of employment with the Company.

     7.   Confidentiality and Non-Solicitation Covenants.
          ----------------------------------------------

          (a) Confidentiality.  In addition to the agreements set forth in
              ---------------
Section 5(h)(i), the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the

Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means: information
                                 ------------------------
disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to owner or customer lists of the Company and its affiliates.

          (b) Non-Solicitation.  In addition, the Executive hereby agrees that
              ----------------
during the Employment Period and at all times thereafter, regardless of the reason or circumstances of termination of employment with the Company, the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the manufacture or sale of goods or provision of services to any person, firm or corporation which, at any time during the Employment Period has been or is a customer of or in the habit of dealing with the Company in its business, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, on or during the 6 months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Company.

          8.   Covenant Not to Compete.
               -----------------------

          (a) The Executive agrees that during the Employment Period he will devote substantially full-time to the business of the Company and not engage in any competitive businesses. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue his existing business investments and activities and may pursue additional business investments; provided that the Executive not serve as officer of any public company resulting from such business investments. The Executive agrees that he shall not (i) invest in, manage, consult or participate in any way in any other timeshare business (in either an active or passive manner), (ii) participate in or advise any business wherein timeshare is a relevant business segment or (iii) act for or on behalf of any business that intends to enter or participate in the timeshare business, in each case unless the independent members of the Company's Board of Directors determine that such action is in the best interest of the Company. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in the timeshare business; provided that the Executive does not own (together or separately or through his affiliates) more than 5% of any company (other than the Company) in the timeshare business. In addition, the Executive shall not invest (directly or indirectly) in any timeshare property in the hospitality business (including any condominium project) or any property where the business plan therefor includes an intention to convert the property to timeshare, unless the independent members of the Company's Board of Directors determine that such an investment is in the best interest of the Company.

          (b) The provisions of this Section 8 shall survive for a period of three (3) years following any termination of employment, regardless of whether the termination is for "Good Cause" or otherwise.

     9.   Injunctive Relief and Enforcement.  In the event of breach by the
          ---------------------------------
Executive of the terms of Sections 5(h)(i), 7 or 8, and only following mediation or attempted mediation as set forth in Section 16 below (unless the Company is suffering irreparable injury, in which case Section 16 will not prevent the Company from seeking injunctive relief against the Executive in any court or forum), the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(h)(i), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(h)(i), 7 or 8 may be inadequate. In addition, in the event the agreements set forth in Sections 5(h)(i), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

     10.  Notice.  For the purposes of this Agreement, notices, demands and all
          ------
other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

     If to the Executive: John R. Stevens
                          50 Cord Circle
                          Sedona, Arizona 86351

     If to the Company:    Signature Resorts, Inc.
                           5933 W. Century Blvd.
                           Suite 210
                           Los Angeles, California  90045
                           Attention:  Andrew D. Hutton, Esq.

     With a copy to:       Schreeder, Wheeler & Flint, LLP
                           127 Peachtree Street, N.E.
                           1600 Candler Building
                           Atlanta, Georgia  30303-1845
                           Attention:  Edward H. Brown, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11.  Severability.  The invalidity or unenforceability of any provision or
          ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5(h), 7 or 8 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

     12.  Assignment.  This Agreement may not be assigned by the Executive, but
          ----------
may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

     13.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14.  Headings.  The headings contained herein are for reference purposes
          --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

     15.  Choice of Law.  This Agreement shall be construed, interpreted and the
          -------------
rights of the parties determined in accordance with the laws of the State of Maryland (without reference to the choice of law provisions of Maryland), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     16.  Mediation.  Subject to any irreparable injury being suffered by the
          ---------
Company giving rise to the right of the Company to seek injunctive relief against the Executive pursuant to Section 9 hereof, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding mediation in Los Angeles, California, before a mediator and on terms and conditions mutually acceptable to the parties; provided, however, that if the parties cannot agree on the terms and conditions of such mediation, such terms and conditions shall be established by the mediator. Any award issued as a result of such mediation shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses relating to such mediation (with the exception of the Executive's attorneys' fees, if any) or any action to enforce a mediation award shall be paid by the Company.

     17.  LIMITATION ON LIABILITIES.  IF EITHER THE EXECUTIVE OR THE COMPANY IS
          -------------------------
AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES, AND
(II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER
                                              ----
INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS NATURAL TERM OR THROUGH ANY SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

     18.  WAIVER OF JURY TRIAL.  TO THE EXTENT APPLICABLE, EACH OF THE PARTIES
          --------------------
TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

     19.  Tolling.  In the event the Executive shall breach any or all of the
          -------
covenants set forth in Sections 7 or 8 hereof, the running of restrictions set forth in such section breached shall be tolled during the continuation(s) of any such breach or breaches by the Executive and the running of the period of such restrictions shall commence or commence again only upon compliance by the Executive with the terms of the applicable section breached.

     20.  Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

     21.  The Executive's Acknowledgment.   The Executive acknowledges (a) that
          ------------------------------
he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                              SIGNATURE RESORTS, INC.
                              -----------------------


                              By:_______________________________________

                              Name:_____________________________________

                              Title:  ____________________________________

                                         [CORPORATE SEAL]


                              EXECUTIVE
                              ---------



                              ____________________________________(SEAL)
                              John R. Stevens